UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 1, 2008

PRIVIAM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16185	22-3720628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Ste. 500
Irvine, CA 92612
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (949) 622-5433

EncryptaKey, Inc.
(Former name or former address, if changed since last report)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION.

On August 1, 2008, EncryptaKey, Inc., a New Jersey corporation (the “Company”) filed a Restated Certificate of Incorporation (the “Restated Certificate:”) to (i) change the Company’s name from EncryptaKey, Inc. to Priviam, Inc.; (ii) increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company from 100,000,000 shares to 500,000,000 shares; and (iii) authorize a reverse stock split at a ratio of one (1) for 3.25 of the issued and outstanding shares of Common Stock of the Company.   The changes reflected by the Restated Certificate are effective as of August 1, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of EncryptaKey, Inc., dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIAM, INC.

Date: August 7, 2008	By:	/s/ Louis Jack Musetti
Louis Jack Musetti
Chief Executive Officer

EXHIBITS

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of EncryptaKey, Inc., dated August 1, 2008.